HireQuest, Inc. Closes Acquisition of Snelling Staffing

Expands Franchise Opportunity to Include Traditional Commercial Staffing

GOOSE CREEK, South Carolina – March 2, 2021 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand and temporary staffing services, today announced that its subsidiary, HQ Snelling Corporation, has closed the acquisition of certain assets of Snelling Staffing (https://www.snelling.com/), a 67-year-old staffing company headquartered in Richardson, Texas, for approximately $17.3 million before working capital adjustments.

“With this milestone acquisition, HireQuest has established a compelling second franchise opportunity in commercial staffing, utilizing one of the more recognized names in the industry,” commented Rick Hermanns, HireQuest’s President and Chief Executive Officer. “We now have two complimentary national networks, our traditional on-demand labor offering and now Snelling’s commercial staffing.”

At close, HireQuest acquired 47 Snelling locations that generated $87 million in system sales for 2020. As part of its standard integration process, HireQuest has determined that it is in its strategic interest to sell certain Snelling locations to third parties. The company is currently in negotiations regarding these locations and expects to complete the transactions in the coming weeks. It is HireQuest’s expectation that certain of the branches being sold will be operated under a trademark license agreement resulting in continued royalty revenues to HireQuest.

HireQuest funded this acquisition with existing cash on hand and a draw on its existing line of credit.

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on-demand labor and commercial staffing solutions in the light industrial, blue-collar, and commercial segments of the staffing industry for HireQuest Direct, HireQuest, and Snelling franchised offices across the United States. Through its national network of over 180 franchisee-owned offices in more than 30 states and the District of Columbia, HireQuest provides employment for approximately 80,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, travel, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the acquisition of certain assets of Snelling Staffing and the expected benefits from such transaction including increased earnings and revenue and the effects of expanded scale. In addition, this release contains forward-looking statements regarding potential asset sale transactions and the effects of those transactions including expectations regarding completion of these transactions and the potential execution and effects of a trademark license agreement. All statements other than statements of historical facts contained herein, including the statements identified in the preceding sentences and other statements regarding our future financial position and results of operations, liquidity, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The words “expect,” “expectation,” “intend,” “anticipate,” “will,” “believe,” “may,” “estimate,” “continue,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” and similar expressions as they relate to the company or Snelling Staffing, are intended to identify forward-looking statements. We have based these forward-looking statements largely on management’s expectations and projections regarding future events, negoatiations, and financial trends that we believe may affect our financial condition, operating performance, business strategy, and financial needs. These forward-looking statements involve a number of risks and uncertainties.

Important factors that could cause actual results to differ materially from these forward-looking statements include: the possibility that the asset sale transactions or trademark license arrangement will not be executed or close including without limitation, due to the failure of the parties to reach an agreement; the possibility that the anticipated benefits of the asset acquisition or asset sales will not be realized or will not be realized within the expected time period; the risk that Snelling Staffing’s business may not be integrated successfully; the risk that disruption from the acquisition may make it more difficult to maintain existing business and operational relationships; and several other factors.

Further information on risks we face is detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2019, our quarterly reports on Form 10-Q filed since that date, our current report on Form 8-K filed with the SEC on February 1, 2021,and will be contained in our SEC filings in connection with this acquisition. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligations to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may otherwise be required by law.

Company Contact:
HireQuest, Inc.
Cory Smith, CFO
(800) 835-6755
Email: Cssmith@hirequest.com

Investor Relations Contact:
Hayden IR
Brett Maas
(646) 536-7331
Email: brett@haydenir.com